NEWS RELEASE
UROPLASTY ANNOUNCES THE CLOSE OF THE AGREEMENT TO PURCHASE URGENT® PC
INTELLECTUAL PROPERTY ASSETS
UROPLASTY TO HOST AUDIO CONFERENCE CALL ON APRIL 16
MINNEAPOLIS, MN, April 10, 2007 — Uroplasty, Inc. (AMEX:UPI) announced it has closed on the previously-announced agreement to purchase from CystoMedix, Inc. certain intellectual property assets related to its Urgent® PC neuromodulation system. The agreement also provided for the termination of the April 2005 exclusive manufacturing and distribution agreement with CystoMedix.
In consideration, Uroplasty issued CystoMedix 1,417,144 shares of Uroplasty common stock. With the issuance of the shares to CystoMedix, Uroplasty will have 13.0 million common shares outstanding.
Uroplasty also announced that it will host an audio conference call on Monday, April 16, at 3.30 Central Time to review its strategic objectives for the fiscal year starting on April 1. David Kaysen, President and Chief Executive Officer and Medi Jiwani, Vice President, Chief Financial Officer and Treasurer will host the call. Listeners wishing to participate in the conference call should call toll free at 1-888-868-9083. The conference call ID number is 867-5221. A digital recording at toll free telephone number 1-877-519-4471 (ID number 867-5221) will be available starting 2 hours after the completion of the conference call through May 15, 2007.
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Uroplasty, Inc., headquartered in Minnetonka, Minnesota, with wholly-owned subsidiaries in The Netherlands and the United Kingdom, is a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions. Our minimally invasive products treat urinary and fecal incontinence, symptoms of overactive bladder and vesicoureteral reflux. Additionally, some of our soft-tissue bulking agent products are used for the treatment of vocal cord rehabilitation and for augmentation or restoration of soft tissue defects in plastic surgery indications. Some of our products are not approved for use in the U.S.
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions, which indicate future events and trends, identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing products in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients, our historical reliance on a single product for most of our current sales; our ability to commercialize our recently licensed product lines; our intellectual property and the ability to prevent competitors from infringing our rights; the ability to receive third party reimbursement for our products; the results of clinical trials; our continued losses and the possible need to raise additional capital in the future; our ability to manage our international operations; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price. We cannot assure that our Urgent PC product will generate our expected sales or profitability. Uroplasty undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.
FOR FURTHER INFORMATION: visit Uroplasty’s web page at www.uroplasty.com or contact Mr. Kaysen, President & CEO, or Medi Jiwani, Vice President, CFO and Treasurer.
UROPLASTY, INC.
5420 Feltl Road
Minnetonka, Minnesota 55343
Tel: 952.426.6140
Fax: 952.426.6199